UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2020

PERCEPTRON, INC.
(Exact name of registrant as specified in charter)

Michigan	0-20206	38-2381442
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47827 Halyard Drive, Plymouth, MI	48170-2461
(Address of principal executive offices)	(Zip Code)

(734) 414-6100
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value Rights to Purchase Preferred Stock	PRCP	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [    ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [    ]

Item 5.07. Submission of Matters to a Vote of Security Holders.

Perceptron, Inc. (the “Company”) held its 2020 Annual Meeting of Shareholders (the “2020 Annual Meeting”) on December 8, 2020 via live audio webcast. Of the 9,779,547 shares of the Company’s Common Stock issued, outstanding and entitled to vote at the 2020 Annual Meeting, a total 8,145,210 of shares (or approximately 83.28%) were represented in person or by proxy at the meeting. Set forth below are the final voting results for the proposals voted on at the 2020 Annual Meeting.

1.	Approval and adoption of the Agreement and Plan of Merger, dated September 27, 2020 between the Company, Atlas Copco North America LLC and Odyssey Acquisition Corp (the “Merger Agreement”).

For	Against	Abstain	Broker Non-Votes
6,706,597	39,719	15,076	1,383,818

As a result, the Merger Agreement was approved and adopted by the shareholders, as recommended by the Board of Directors.

2.	Approval of the adjournment of the 2020 Annual Meeting, if necessary or appropriate, including to permit further solicitation of proxies if there were insufficient votes at the time of the annual meeting to approve and adopt the Merger Agreement.

For	Against	Abstain
7,949,850	182,395	12,965

As a result, the resolution to approve the adjournment of the 2020 Annual Meeting was approved by the shareholders, as recommended by the Board of Directors.

3.	Approval of an advisory vote on the compensation to certain named executive officers of the Company in connection with the merger contemplated by the Merger Agreement.

For	Against	Abstain	Broker Non-Votes
6,380,222	313,811	67,359	1,383,818

As a result, the non-binding resolution to approve the compensation of certain named executive officers of the Company in connection with the merger contemplated by the Merger Agreement was approved by the shareholders, as recommended by the Board of Directors.

4.	Election of six nominees to the Company’s Board of Directors for a one-year term expiring at the 2021 Annual Meeting of Shareholders, or until their successors are duly elected and qualified:

Nominee	For	Number of Shares Withheld	Broker Non-Votes
John F. Bryant	6,502,981	258,411	1,383,818
Jay W. Freeland	6,617,236	144,156	1,383,818
Sujatha Kumar	6,645,904	115,488	1,383,818
C. Richard Neely, Jr.	6,587,920	173,472	1,383,818
James A. Ratigan	6,527,225	234,167	1,383,818
William C. Taylor	6,528,156	233,236	1,383,818

As a result, each nominee was elected by the Company’s shareholders, as recommended by the Board of Directors.

5.	Approval of an advisory vote on executive compensation.

For	Against	Abstain	Broker Non-Votes
6,357,223	160,120	244,049	1,383,818

As a result, the non-binding resolution to approve the compensation of the Company’s named executive officers was approved by the shareholders on an advisory basis, as recommended by the Board of Directors.

6.	Ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2021:

For	Against	Abstain
7,913,847	14,360	217,003

As a result, the selection of BDO USA, LLP was ratified and approved by the Company’s shareholders, as recommended by the Board of Directors.

Item 8.01. Other Events.

On December 8, 2020, the Company issued a press release announcing the approval and adoption of the Merger Agreement by the shareholders of the Company. Attached hereto and incorporated by reference as Exhibit 99.1 is the press release relating to such announcement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press release, dated December 8, 2020, announcing the approval and adoption of the Merger Agreement by the shareholders of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERCEPTRON, INC.

Date: December 8, 2020	/s/ Bill Roeschlein
By: Bill Roeschlein
Its: Interim Vice President, Finance and Chief Financial Officer